Page Number:  1
Payment Date:  12/26/96
Accrual Period:  11/25/96 thru 12/25/96

                               GREENWICH CAPITAL ACCEPTANCE, INC.
                       Mortgage Pass-Through Certificates, Series 1996-CHL1
                               Countrywide Home Loans, as Servicer



          Class Information                                                       Current Payment Information

                                        Beg Certificate/         Pass             Principal           Interest
       Type                Name           Notional Bal.        Thru Rate          Dist. Amt.         Dist. Amt.
------------------- ------------------- ------------------ ------------------ ------------------- ------------------
      Senior                A              177,503,478.38          5.787500%        5.862,519.59         884,620.63
   Subordinate             B-IO            179,495,956.97          3.361992%                 n/a               0.00
------------------- ------------------- ------------------ ------------------ ------------------- ------------------
     Residual               R                        0.00          0.000000%                 n/a               0.00
------------------- ------------------- ------------------ ------------------ ------------------- ------------------

------------------- ------------------- ------------------ ------------------ ------------------- ------------------
      Totals                -              177,503,478.38          -                5,862,519.59         884,620.63
------------------- ------------------- ------------------ ------------------ ------------------- ------------------



          Class Information                       Original Certificate Information

------------------- ------------------- ------------------ ------------------ -------------------
       Code                Name            Cert. Bal.          Pass Thru            Cusips
------------------- ------------------- ------------------ ------------------ -------------------
                            A             187,965,310.34          5.818750%           396782ES9
                           B-IO           187,965,310.34          3.165104%                 n/a
------------------- ------------------- ------------------ ------------------ -------------------
                            R                       0.00          0.000000%                 n/a
------------------- ------------------- ------------------ ------------------ -------------------

------------------- ------------------- ------------------ ------------------ -------------------
      Totals                -             187,965,310.34          -                   -
------------------- ------------------- ------------------ ------------------ -------------------




      Class Information                                                             Factors per $1,000

---------------- --------------- --------------- ------------------- ---------------- --------------- ---------------
                                     Total        End Certificate/      Principal        Interest         Ending
     Type             Name           Dist.         Notional Bal.          Dist.           Dist.         Cert. Bal.
---------------- --------------- --------------- ------------------- ---------------- --------------- ---------------
    Senior             A           6,747,140.22      171,640,958.79       31.1893699       4.7062973     913.1523177
  Subordinate         B-IO                 0.00      174,117,679.66         .0000000        .0000000     926.3287962
---------------- --------------- --------------- ------------------- ---------------- --------------- ---------------
   Residual            R                   0.00                 n/a         .0000000        .0000000        .0000000
---------------- --------------- --------------- ------------------- ---------------- --------------- ---------------
Totals                 -           6,747,140.22      171,640,958.79       31.1893699       4.7062973      35.8956672
---------------- --------------- --------------- ------------------- ---------------- --------------- ---------------


                     Losses and Unpaid Amounts

---------------- ------------------ ------------------- ------------------
                   Carry Forward         Interest        Unpaid Interest
     Name             Amounts           Shortfalls         Shortfalls
---------------- ------------------ ------------------- ------------------
       A                      0.00                0.00                .00
     B-IO                      n/a                0.00       2,402,431.26

---------------- ------------------ ------------------- ------------------
       R                       n/a                 n/a                n/a
---------------- ------------------ ------------------- ------------------
                         -                  -                   -
---------------- ------------------ ------------------- ------------------




                       GREENWICH CAPITAL ACCEPTANCE, INC.
              Mortgage Pass-Through Certificates, Series 1996-CHL1
                       Countrywide Home Loans, as Servicer




                 -----------------------------------------------------------------------------------------------------
P&S Ref.
Sec. 4.05                                           ENDING COLLATERAL INFORMATION
                 -----------------------------------------------------------------------------------------------------

                 Aggregate stated principal balance                                                174,117,679.66
                 Loan count                                                                                  1684
                 Weighted average remaining term                                                              353
                 Weighted average coupon rate                                                           9.819492%
                 -----------------------------------------------------------------------------------------------------

P&S Ref.
Sec. 4.05                                  FEES & ADVANCES
                 -----------------------------------------------------------------------------------------------------

                                                                            Servicer                     Insurer
                 Monthly Fees                                               74,789.98                   25,146.33
                 Advances (this period)                                     97,795.38
                 Recoveries (this period)                                        0.00
                 Outstanding advances                                      171,448.33
                                                                           ----------
                 ------------------------------------------------------------------------------------------------------


P&S Ref.
Sec. 4.05                                 OTHER INFORMATION
                 ------------------------------------------------------------------------------------------------------

                 Available funds                                                                     6,772,286.55
                 Insured payments                                                                            0.00
                 Aggregate prepayments                                                               5,287,755.08
                 Required subordination amount                                                       5,638,959.31
                 Subordination deficit                                                                       0.00
                 Class B-IO optimal interest dist. amount                                              502,886.60

                 Subordination increase amount                                                         484,242.28
                 -------------------------------------------- ---------------------------- ----------------------------
                 Lesser of:
                 (a) Overcollaterization Deficiency Amount                                           3,646,480.72
                 (b) Net Monthly Excess Cashflow:                                                      484,242.28
                               Available Funds                                                       6,772,286.55
                              Insurance Premium                                                         25,146.33
                         Class A Interest Dist. Amt.                                                   884,620.63
                        Class A Principal Dist. Amt.                                                 5,378,277.31
                 -------------------------------------------- ---------------------------- ---------------------------

                 -----------------------------------------------------------------------------------------------------
P&S Ref.
Sec. 4.05                                  DELINQUENCY INFORMATION (as of the Due Date)
                 -----------------------------------------------------------------------------------------------------

                 Period                                               Loan Count             Ending Stated Balance
                 ------                                               ----------             ---------------------
                 31-60 days                                               51                         5,318,976.40
                 61 - 90 days                                             25                         2,951,040.62
                 91 + days                                                11                         1,091,942.61
                 In foreclosure                                           l6                         1,620,537.54
                                                                        ----                         ------------
                 Totals                                                  103                        10,982,497.17
                 ------------------------------------------------------------------------------------------------

P&S Ref.
Sec. 4.05                                  REO INFORMATION
                 -------------------------------------------------------------------------------------------------

                 REO Date                                             Loan Number            Ending Stated Balance
                 --------                                             -----------            ---------------------
                                                                           -                          0.00
                                                                           -                          0.00
                                                                           -                          0.00
                                                                           -                          0.00
                                                                           -
                 Totals                                                    0                          0.00
                                                                           -                          ----
                 --------------------------------------------------------------------------------------------------

P&S Ref.
Sec. 4.05                                          Liquidated Loan Information
                 -----------------------------------------------------------------------------------------------------

                 Loan Number                                   Stated Principal Balance          Realized Loss
                 -----------                                   ------------------------          -------------
                       -                                                0.00
                       -                                                0.00                          0.00
                       -                                                0.00                          0.00
                       -                                                0.00                          0.00
                       -
                 Totals                                                    0                          0.00
                                                                           -                          ----